Exhibit 99.1

LIVE NATION AND TICKETMASTER ENTERTAINMENT TO COMBINE IN MERGER OF
EQUALS TO CREATE WORLD’S PREMIER LIVE ENTERTAINMENT COMPANY

Combination Will Drive Greater Access, Transparency and Choice in Ticketing to Serve Fans,
Artists and Entire Live Entertainment Industry

Will Improve Live Event Attendance, Supporting Venues and a Healthier Industry

LOS ANGELES and WEST HOLLYWOOD, February 10, 2009 – Live Nation (NYSE: LYV) and Ticketmaster Entertainment (“Ticketmaster”) (NASDAQ: TKTM) today announced that they have entered into a definitive merger agreement to create the world’s premier live entertainment company. The combined entity, which will be called Live Nation Entertainment, joins Live Nation’s concert promotions expertise with Ticketmaster’s world-class ticketing solutions and artist relationships to improve the live entertainment experience and drive major innovations in ticketing technology, marketing and service. Live Nation Entertainment will have the tools to expand access, improve transparency and deliver artists and fans more choice — driving greater attendance at live events and bringing more value to all major constituents in the industry.

The companies will be combined in a tax-free, all-stock merger of equals with a combined enterprise value of approximately $2.5 billion. Under the agreement, Ticketmaster shareholders will receive 1.384 shares of Live Nation common stock for each share of Ticketmaster they own, subject to certain adjustments defined within the agreement. Live Nation and Ticketmaster shareholders will each own approximately 50 percent of the combined company. The new company anticipates generating approximately $40 million of operating synergies through the combination of their ticketing, marketing, data centers and back-office functions. The merger agreement was approved by both companies’ boards of directors.

Barry Diller, Chairman of Ticketmaster Entertainment, said, “It was less than two months ago that Ticketmaster ended its 10-year partnership with Live Nation, and I’m extremely glad we could reunite with this combination. No different from any other industry, the challenges are all around every aspect of live entertainment. Being able to put Live Nation and Ticketmaster into an equal partnership will allow the companies to get through this difficult period and be able to expand live entertainment options to audiences throughout the world.”

Michael Rapino, CEO of Live Nation, said, “This combination will drive measurable benefits to consumers and accelerate the execution of our strategy to build a better artist-to-fan direct distribution platform. As every industry observer knows, too many tickets go unsold and too many fans are frustrated with their ticket-buying experiences. The current inefficiencies in the system result in higher costs and confusion over access to seats. Together, we will work to simplify the ticketing process and ultimately increase attendance at live events. This is also a logical step in the evolution of our business model, creating a more diversified company with a stronger financial profile that will drive improved shareholder value over the long term.”

Irving Azoff, CEO of Ticketmaster Entertainment, said, “This merger, and the resources of these combined companies, will create a new dynamic and unique creative platform of choice for fans across all levels of the live entertainment experience. There is nothing more magical than the bond and the intimate relationship of fans to artists. It is truly an experience that needs to be embraced and nurtured with both integrity and respect. One of the mandates of the combined company will be to develop that bond to unsurpassed levels. Additionally, the Live Nation and Ticketmaster relationship will allow the live entertainment community and their respective venues to reach fans on unparalleled platforms. I look forward to working closely with Michael Rapino and the Live Nation team during this exciting and industry changing time.”

By integrating these two businesses, Live Nation Entertainment can work to:

Improve Access and Transparency

By uniting an artist, promoter and ticketing company under a combined banner, the new entity will be positioned to address the challenges of serving fans better at the point of the initial ticket sale with more options and better access.

Improve Ticket Pricing Options

The merger will enable more innovative and dynamic promotion arrangements that create more choice and a more fan-friendly purchasing experience. As an example, the Eagles’ recent all- inclusive pricing initiative was favorably received by the public as well as the broader industry.

Invest in Better Ticketing Technology

The combination will enable increased R&D investment and the sort of technology advances that improve the ticketing experience for consumers and deliver best-in-class solutions to artists, other content owners and venues. Live Nation Entertainment will be better positioned to deliver technological advances such as paperless ticketing as well as interactive seat access and mobile delivery.

Increase Event Attendance

A very substantial portion of the tickets put on sale to the public for live events goes unsold. The new company will be positioned to take full advantage of its combined online resources, databases and promotional operations to strengthen and enhance the direct connection between artists and fans. This will create opportunities to improve attendance at events, benefiting venues and supporting a healthier live entertainment industry.

The combined company will be led by Barry Diller as Chairman of the Board, Michael Rapino as CEO and President of Live Nation Entertainment and Irving Azoff as Executive Chairman of Live Nation Entertainment and CEO of Front Line. Live Nation Entertainment’s board will consist of 14 directors, seven from each company. The companies will continue to operate independently until the transaction is completed and will work together to determine where the combined company’s headquarters location will be as well as to determine additional management appointments prior to closing.

The transaction is subject to approval by both companies’ shareholders, consent of Ticketmaster bank lenders and the satisfaction of customary closing conditions and regulatory review and approvals. The companies expect the transaction to be completed by the second half of 2009.

Goldman, Sachs & Co. acted as financial advisor and Latham & Watkins LLP acted as legal counsel to Live Nation. Deutsche Bank provided advisory services and delivered a fairness opinion to the Board of Live Nation. J.P. Morgan acted as financial advisor and Wachtell Lipton Rosen & Katz and Gibson Dunn & Crutcher LLP acted as legal advisors to Ticketmaster. Allen & Company delivered a fairness opinion to Ticketmaster.

For more information about this transaction, please visit www.premierliveentertainment.com.

Conference Call and Webcast Information

The companies will host a joint conference call and webcast today at 11:30 a.m. ET (8:30 a.m. PT) to discuss this announcement. The conference call can be accessed by dialing (866) 394- 0797 within the U.S. or (706) 679-3454 for international callers, referencing passcode 85124431. The webcast can be accessed at both www.livenation.com/investors and http://investors.ticketmaster.com.

A replay of the conference call will be available for one week and can be accessed by dialing (800) 642-1687 or (706) 645-9291 and referencing passcode 85124431. A webcast replay also will be available on the Live Nation and Ticketmaster websites.

Live Nation Contacts:

For media:	Michael Buckley / Ashley Zandy of Brunswick Group
+ 1-415-293-8461; lne@brunswickgroup.com

Jennifer Gery-Egan of Brainerd Communicators, Inc.
+1-212-986-6667; gery@braincomm.com

For investors: Linda Bandov of Live Nation

+ 1-310-867-7000; lindabandov@livenation.com

Ticketmaster Contacts:

For media:	Larry Solters of Ticketmaster Entertainment
+ 1-213-639-6169; solters@solters.com

Lex Suvanto / Tom Johnson of The Abernathy MacGregor Group
+ 1-212-371-5999; Lex@abmac.com/TBJ@abmac.com

For investors: Christina Um of Ticketmaster Entertainment
+ 1-310-360-2354; ir@ticketmaster.com

About Live Nation

Live Nation’s mission is to maximize the live concert experience. Our core business is producing, marketing and selling live concerts for artists via our global concert pipe. Live Nation is the largest producer of live concerts in the world, annually producing over 22,000 concerts for 1,500 artists in 57 countries. During 2008, the company sold over 50 million concert tickets and drove over 70 million unique visitors to LiveNation.com. Live Nation is transforming the concert business by expanding its concert platform into ticketing and building the industry’s first artist-to-fan vertically integrated concert platform. Headquartered in Los Angeles, California, Live Nation is listed on the New York Stock Exchange, trading under the symbol LYV. Additional information about the company can be found at www.livenation.com/investors.

About Ticketmaster Entertainment, Inc.

Ticketmaster Entertainment consists of Ticketmaster and Front Line Management Group. As the world’s leading live entertainment ticketing and marketing company, Ticketmaster connects the world to live entertainment. Ticketmaster operates in 20 global markets, providing ticket sales, ticket resale services, marketing and distribution through www.ticketmaster.com, one of the largest e-commerce sites on the Internet; approximately 6,700 retail outlets; and 19 worldwide call centers. Established in 1976, Ticketmaster serves more than 10,000 clients worldwide across multiple event categories, providing exclusive ticketing services for leading arenas, stadiums, professional sports franchises and leagues, college sports teams, performing arts venues, museums, and theaters. In 2007, the company sold more than 141 million tickets valued at over $8.3 billion on behalf of its clients. Ticketmaster Entertainment acquired a controlling interest in Front Line Management Group in October 2008. Founded by Irving Azoff and Howard Kaufman in 2004, Front Line is the world’s leading artist management company. Ticketmaster Entertainment, Inc. is headquartered in West Hollywood, California (NASDAQ:TKTM).

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding: the growth of the North American concert industry; our market and growth opportunities; ticket sales trends information; our ticketing opportunity and strategies; and the amount of anticipated synergies and other benefits associated with the proposed transaction.

We wish to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing our plans, the risk that markets do not evolve as anticipated, the possibility that artists may unexpectedly cancel or reschedule all or part of scheduled tours, the potential impact of the general economic slowdown, competition in the industry and challenges associated with building out our ticketing and digital media operations.

We refer you to the documents that Live Nation and Ticketmaster file from time to time with the SEC, specifically the section titled “Risk Factors” of the Live Nation’s most recent Annual Report filed on Form 10-K and Quarterly Reports on Form 10-Q and Ticketmaster’s Form 10 and most recent Quarterly Report on Form 10-Q, which contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All subsequent written and oral forward-looking statements by or concerning Live Nation or Ticketmaster are expressly qualified in their entirety by the cautionary statements above. Live Nation and Ticketmaster do not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

In connection with the proposed transaction, Ticketmaster and Live Nation intend to file relevant materials with the SEC, including a joint proxy statement/prospectus. INVESTORS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TICKETMASTER, LIVE NATION AND THE TRANSACTION. The joint proxy statement/prospectus and other relevant materials (when they become available) and any other documents filed by Ticketmaster or Live Nation with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC (i) by contacting Live Nation’s Investor Relations at (310) 867-7000 or by accessing Live Nation’s investor relations website at www.livenation.com/investors; or (ii) by contacting Ticketmaster’s Investor Relations at (310) 360-2354 or by accessing Ticketmaster’s investor relations website at http://investors.ticketmaster.com. Investors are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the transaction.

Ticketmaster, Live Nation and their respective executive officers and directors may be deemed to be participating in the solicitation of proxies in connection with the transaction. Information about the executive officers and directors of Ticketmaster and the number of shares of Ticketmaster’s common stock beneficially owned by such persons is set forth in the registration statement on Form S-1 which was filed with the SEC on August 20, 2008. Information about the executive officers and directors of Live Nation and the number of shares of Live Nation’s common stock beneficially owned by such persons is set forth in the proxy statement for Live Nation’s 2008 Annual Meeting of Stockholders which was filed with the SEC on April 29, 2008. Investors may obtain additional information regarding the direct and indirect interests of Ticketmaster, Live Nation and their respective executive officers and directors in the transaction by reading the joint proxy statement/prospectus regarding the transaction when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.